UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 18, 2003



                            HARVEY ELECTRONICS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


         NEW YORK                          1-4626                 13-1534671
-------------------------------      ------------------       ------------------
(State or other jurisdiction of    Commission File Number)      (IRS Employer
incorporation) Identification
Number)



                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
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   (Address of principal executive office)                   (Zip Code)


Registrant's telephone number, including area code:  (201) 842-0078



                                       N/A
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(Former name or former address, if changed since last report)



Item 5.  Other Events


     Harvey Electronics, Inc. (the "Company") received written notice dated June 30, 2003 from the Pennsylvania Department of Environmental Protection ("PADEP") that under Pennsylvania state law, PADEP considers the Company a potentially responsible party for contamination related to a septic drain field located at a former Chem Fab Corporation ("Chem Fab") location in Doylestown, Pennsylvania. The PADEP notice provides that if Chem Fab was previously owned by Harvey Radio, Inc. ("Harvey Radio") and if the Company was a successor to Harvey Radio, then the Company could be responsible for any environmental investigation or clean up actions necessary at this site.

     Harvey Radio was the predecessor of The Harvey Group, Inc. ("Harvey Group"), which filed for relief under Chapter 11 of the United States Bankruptcy Code in August 1995. The Company is the surviving retail business of the Harvey Group which emerged from bankruptcy in December 1996. Chem Fab was a subsidiary of Harvey Radio as of September 1967, and the Company's present management believes Harvey Radio sold Chem Fab to the then management of Chem Fab at some point prior to 1980. It is uncertain what effect, if any, the Company's 1995 bankruptcy or the other disclosures contained in this filing will have with respect to the PADEP notice.

     Also, on June 30, 2003 the Company received an information request from PADEP regarding the same site in Doylestown, Pennsylvania. The Company is in the process of determining what information, if any, it has which is responsive to the PADEP information request.

     At this time the Company is unable to fully determine the extent of its responsibility, if any, for this site until a further review is completed. Furthermore, the number of other parties that may be responsible, their ability to share in the cost of clean up, and whether the Company's existing or prior insurance policies provide coverage for this matter is not known.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            HARVEY ELECTRONICS, INC.


                           By:s/s:Joseph J. Calabrese
                              Joseph J. Calabrese, Executive Vice President Chief Financial Officer, Treasurer and Secretary


Date:  July 18, 2003